UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2009
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California	94587
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement
     On October 22, 2009, Questcor Pharmaceuticals, Inc. (the “Company”) announced that Dr. David Young, Pharm.D., Ph.D., has been appointed to the newly created position of Chief Scientific Officer. Dr. Young is expected to commence employment with the Company on October 30, 2009 (the “Start Date”).
     Pursuant to the terms of an offer letter made by the Company (the “Offer Letter”), Dr. Young will be paid an annual base salary of $408,000. In addition to his base salary, Dr. Young can earn a performance-based incentive bonus of up to 60% of his earned base compensation during each calendar year, commencing in 2010. The Board also granted Dr. Young an option to purchase 350,000 shares of common stock of the Company at an exercise price which will equal the Company’s closing stock price on the Start Date. The options vest monthly over 48 months from the Start Date, subject to a one year cliff, whereby no options vest until the first anniversary of the Start Date. The options expire ten years following the Start Date.
     The Company and Dr. Young are party to a Severance Agreement (the “Severance Agreement”) that would provide certain benefits upon a change in control of the Company. The agreement provides that in the event a change in control of the Company occurs and his employment with the Company is involuntarily terminated, either by the Company other than for cause or by Dr. Young for good reason, within the 12 month period commencing on the date of such change in control, one-hundred percent of his unvested stock options or restricted shares under any plan of the Company that are then outstanding shall become vested and exercisable immediately on the date of the involuntary termination. The agreement also provides severance compensation outside of the change of control context, totaling six months of base salary during the first three years of employment or twelve months of base salary after the first three years of employment in the event his employment is terminated either by the Company other than for cause or by Dr. Young for good reason.
     The preceding discussion of the material terms of Dr. Young’s Offer Letter and Severance Agreement is qualified in its entirety by reference to the entire texts of the Offer Letter and Severance Agreement, filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by this reference.
Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 20, 2009, Dr. Young resigned from the Company’s Board of Directors, effective on the Start Date. Dr. Young’s resignation was made in connection with his being appointed as an executive officer of the Company.
     The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
     A copy of the press release announcing the resignation of Dr. Young from the Board is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, by and between Questcor Pharmaceuticals, Inc. and Dr. David Young, Pharm.D., Ph.D., dated October 15, 2009.

10.2	Severance Agreement, by and between Questcor Pharmaceuticals, Inc. and Dr. David Young, Pharm.D., Ph.D., dated October 19, 2009.

99.1	Questcor Pharmaceuticals, Inc. press release dated October 22, 2009.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2009	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ Gary M. Sawka
Gary M. Sawka
Senior Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter, by and between Questcor Pharmaceuticals, Inc. and Dr. David Young, Pharm.D.,Ph.D., dated October 15, 2009.

10.2	Severance Agreement, by and between Questcor Pharmaceuticals, Inc. and Dr. David Young, Pharm.D.,Ph.D., dated October 19, 2009.

99.1	Questcor Pharmaceuticals, Inc. press release dated October 22, 2009.